UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 28, 2017, Kandi Technologies Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for the fiscal year ended December 31, 2016 (the “Annual Meeting”). Holders of 36,153,507 shares of the Company's common stock were present in person or by proxy at the Annual Meeting, representing 75.26% of the total outstanding shares of common stock and therefore constituting a quorum of more than a majority of the shares outstanding and entitled to vote at the Annual Meeting as of the record date of November 2, 2017. The final voting result for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected as the Board of Directors of the Company to serve as directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. No broker Non-votes are counted.

	FOR	WITHHELD
HU XIAOMING	18,205,572	230,930
MEI BING	18,183,783	252,719
CHEN LIMING	18,161,990	274,512
LIN YI	18,204,156	232,346
JERRY LEWIN	17,892,837	543,665
HENRY YU	18,167,225	269,277
ZHU FENG	18,153,136	283,366

Proposal 2: Ratify BDO China Shu Lun Pan Certified Public Accountants LLP as Independent Auditor

The shareholders ratified the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent auditor for the fiscal year ended December 31, 2017.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	35,857,314	168,623	127,570

Proposal 3: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. No broker Non-votes are counted.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	18,038,592	299,599	98,311

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: January 3, 2018	By:	/s/ Hu Xiaoming
	Name: Title:	Hu Xiaoming Chief Executive Officer

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